Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tim Hortons Inc. of our report dated February 25, 2011 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting of Tim Hortons Inc., which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.

/s/ PRICEWATERHOUSECOOPERS, LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

May 16, 2011